EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-219333), S-8 (No. 333-198365), S-8 (No. 333-167478), S-8 (No. 333-116520-99), and S-3 (No. 333-213644) of Mercer International Inc. of our report dated February 16, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

February 16, 2018